UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): [December 01, 2022]

BorrowMoney.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-56175	65-0981503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bayshore Drive

FT. Lauderdale, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

1-212-265-2525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	BWMY	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 30, 2022, the Board of Directors of the Company appointed Anne Marie Chipolone, age 59, as a director of the Company until the next regular meeting of shareholders or until his successor is elected and qualified. He shall also continue to serve as Director of Borrowmoney.com, Inc.

Ms. Chipolone

●	Provide excellent customer service and quick problem-solving skills in support of advertising, ad design, and ad placement.
●	Manage administrative tasks such as managing files, completing documents.
●	Administer emails, presentation, appointments, and travel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORROWMONEY.COM, Inc.

By	/s/ Aldo Piscitello
Name:	Aldo Piscitello
Title:	President

Date: December 01, 2022